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                                                                    Exhibit 11.1


                              NATURAL WONDERS, INC.
                        COMPUTATION OF PER SHARE NET LOSS
                                 (In thousands)

                                                                       Quarter Ended
                                                       -------------------------------------------
                                                          July 29, 2000           July 31, 1999
                                                          -------------------------------------
Net loss                                                      $(3,555)              $(3,959)
                                                               =======               =======

Weighted average common shares
       Outstanding, basic and diluted                            7,848                7,928

Per share net loss, basic and diluted                          $ (0.45)             $ (0.50)
                                                                 =====                =====